EXHIBIT 99.1
PRESS RELEASE
FOR IMMEDIATE DISTRIBUTION

Contact:	Robert L. G. White President and CEO Phone: 908/206-3700

TRANSTECHNOLOGY ANNOUNCES FINAL SETTLEMENT AND DISMISSAL OF FEDERAL FALSE CLAIMS ACT SUIT
Union, New Jersey — September 9, 2005 — TransTechnology Corporation (OTC: TTLG) announced today that it has concluded a definitive settlement agreement with the United States Department of Justice finalizing the previously reported agreement in principle regarding the civil and contractual issues arising from the government’s investigation of the overhaul and repair business of the company’s Breeze-Eastern division. Simultaneously with finalization of the settlement, a preexisting seal on the associated governmental proceedings under the federal False Claims Act was lifted and the proceedings dismissed. As previously reported, the criminal aspects of the investigation relating to the company were closed in March 2005 without the government bringing any charges or other actions against the company.
Under the terms of the civil settlement, the company will pay the government $1.0 million, and will rebuild, at no charge to the government, three rescue hoists that were disassembled by the government as part of its investigation. The monetary part of the settlement is being paid in three installments: $100,000 paid upon execution of the settlement agreement; $300,000 on March 30, 2006; and $600,000 on September 30, 2006. As reflected in the company’s 10-K for the fiscal year ended March 31, 2005, the company reported a pre-tax charge of $1,000,000 in connection with the settlement described above plus associated costs of approximately $200,000, resulting in an $800,000 after tax, or $.12 per share, charge in its results for the fourth quarter ended March 31, 2005.
Robert L.G. White, President and CEO of TransTechnology, stated, “The completion of the investigation and settlement of the associated lawsuit allows us to close a difficult chapter in our company’s history. While the company has denied any wrongdoing in connection with this matter, the effort to cooperate with the investigation and the company’s actions in responding to it were nevertheless a primary focus of the
700 Liberty Avenue • P.O. Box 3300 • Union • New Jersey 07083
Tel. 908.688.2440 • Fax 908.686.7485 • www.transtechnology.com

TransTechnology Corporation
Press Release
September 9, 2005	Page 2 of 2

company for the past two years. There are however real benefits that have been derived from the top to bottom review of our operations undertaken during the course of the investigation. We have confidence that the operational changes we have implemented as a result of this review have strengthened our company and will enable us to better serve our military and non-military customers in the future. We take pride in the fact that our equipment retains its high regard by rescue crews throughout the world and that our products were extensively used during the recent rescue efforts on the Gulf Coast in the aftermath of hurricane Katrina. Our work force takes very seriously the fact that our primary products are used to save lives.”
TransTechnology Corporation (http://www.transtechnology.com) operating as Breeze-Eastern (http://www.breeze-eastern.com) is the world’s leading designer and manufacturer of sophisticated lifting devices for military and civilian aircraft, including rescue hoists, cargo hooks, and weapons-lifting systems. The company, which employs approximately 170 people at its facility in Union, New Jersey, reported sales of $62.9 million in the fiscal year ended March 31, 2005.
INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Acts”). Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements.
The forward-looking statements in this press release are based on current beliefs, estimates and assumptions concerning the operations, future results, and prospects of the Company. As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate. Forward-looking statements are subject to the safe harbors created in the Acts.
Any number of factors could affect future operations and results, including, without limitation, capital requirements; competition from other companies; changes in applicable laws, rules and regulations affecting the Company in the locations in which it conducts its business; the availability of equity and/or debt financing in the amounts and on the terms necessary to support the Company’s future business; interest rate trends; the Company’s ability to provide a trading venue for its shares; determination by the Company to dispose of or acquire additional assets; general industry and economic conditions; events impacting the U.S. and world financial markets and economies; and those specific risks that are discussed in the Company’s previously filed Annual Report on Form 10-K for the fiscal year ended March 31, 2005.
The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.
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